UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2007

Bare Escentuals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33048	20-1062857
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

71 Stevenson Street, 22nd Floor, San Francisco, CA	94105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 489-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

                On November 29, 2007, Bare Escentuals, Inc. (the “Company”) announced that Kristina M. Leslie was appointed to the board of directors of the Company and the audit committee on November 27, 2007.  Ms. Leslie was appointed as a Class I director, with an initial term expiring at the 2010 annual meeting of stockholders. This appointment by the board of directors was based on the recommendation of its nominating/corporate governance committee.  The board of directors increased the size of the board from eight to nine and the board appointed Ms. Leslie to fill the vacancy created by the increase.  Ms. Leslie has been determined by the board of directors to be independent within the meaning of the independent director standards and the audit committee standards of the Securities and Exchange Commission and the Nasdaq Stock Market, Inc.

                The Company established an annual compensation arrangement with Ms. Leslie, under which she will receive an annual $30,000 retainer for serving as a director. In addition, she will receive $2,500 for attendance at each regular board meeting attended, $1,000 for attendance at each other board meeting (including telephonic meetings) and $1,000 for attendance at each board committee meeting. The Company also granted her an option to purchase 22,000 shares of the Company’s common stock at $19.75 per share, the closing price of the Nasdaq Global Select Market on the date of grant, all of which shares subject to the option vest on the third anniversary of the date of the grant.

                The Company issued a press release on November 29, 2007 announcing Ms. Leslie’s appointment to the board of directors, a copy of which is attached hereto as Exhibit 99.1.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

                On November 28, 2007, the Board of Directors of the Company approved an amendment to its Amended and Restated Bylaws (the “Amended and Restated Bylaws”) to enable the Company to comply with the Nasdaq Stock Market, LLC requirement mandating that companies listed on the Nasdaq Global Select Market be eligible to participate in a Direct Registration System (“DRS”) operated by a clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended. The changes to the Amended and Restated Bylaws are designed so that the Company will be eligible to issue uncertificated shares and participate in the DRS program.

                A DRS program permits an investor’s ownership to be recorded and maintained on the books of the issuer or the issuer’s transfer agent without the issuance of a physical stock certificate, including by electronic means, such as through the DRS program offered by the Depository Trust Company.

                The foregoing summary of the terms of the amendment to the Amended and Restated Bylaws is subject to, and qualified in its entirety by, the complete text of the Amended and Restated Bylaws, as amended, which are attached to this current report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Bare Escentuals, Inc., as amended to date.
99.1	Press Release dated November 29, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARE ESCENTUALS, INC.

By:	/s/ Myles B. McCormick

Name:	Myles B. McCormick

Title:	Executive Vice President, Chief Financial Officer, Chief Operating Officer

Date: November 29, 2007

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Bare Escentuals, Inc., as amended to date.

99.1	Press Release dated November 29, 2007.